Exhibit 99.2

[Horace Mann Educators Corporation logo]

Contact information:

Ryan Greenier, Vice President, Investor Relations

217-788-5738

HORACE MANN REPORTS FOURTH QUARTER 2013

OPERATING EPS OF $0.79

•	Solid fourth quarter earnings results across all business segments
•	Full year operating income per diluted share of $2.32
•	Book value per share excluding the fair value adjustment for investments of $23.83, up 9% compared to a year ago
•	Full year 2014 operating income guidance of $2.05 to $2.25 per diluted share

SPRINGFIELD, Ill., February 4, 2014 -- Horace Mann Educators Corporation (NYSE:HMN) today reported financial results for the three and twelve months ended December 31, 2013:

Horace Mann Financial Highlights
	Three months ended December 31,			Twelve months ended December 31,
($ in millions, except per share amounts)	2013	2012	Change	2013	2012	Change
Total revenues	$259.1	$255.4	1.4%	$1,031.2	$1,010.8	2.0%
Net income	34.3	31.9	7.5%	110.9	103.9	6.7%
Net income per diluted share	0.81	0.77	5.2%	2.66	2.51	6.0%
Operating income*	33.4	27.9	19.7%	96.5	86.3	11.8%
Operating income per diluted share*	0.79	0.67	17.9%	2.32	2.08	11.5%
Book value per share				27.14	31.65	-14.2%
Book value per share excluding the fair value adjustment for investments*				23.83	21.93	8.7%
Property and Casualty segment net income	19.0	14.5	31.0%	44.4	37.1	19.7%
Property and Casualty combined ratio	87.4%	92.4%	-5.0 pts	96.3%	98.3%	-2.0 pts
Property and Casualty underlying combined ratio*	91.0%	94.5%	-3.5 pts	92.4%	93.5%	-1.1 pts
Annuity segment net income	$ 12.8	$ 11.1	15.3%	$ 44.7	$ 40.5	10.4%
Life segment net income	4.7	5.7	-17.5%	20.4	21.9	-6.8%

* These measures are not based on accounting principles generally accepted in the United States (“non-GAAP”). They are reconciled to the most directly comparable GAAP measures in the supplemental numerical pages of this document. An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the company’s reports filed with the SEC.

“Horace Mann’s fourth quarter operating income was $0.79 per diluted share, led by strong property and casualty results, as well as solid earnings in our annuity and life segments. For the full year, operating income was $2.32 per diluted share -- a company record -- reflecting strong performance across all three segments of our multiline insurance platform,” stated Horace Mann’s President and CEO Marita Zuraitis. “Compared to full year 2012, property and casualty earned premiums increased 3% and the combined ratio of 96.3% improved 2 points, leading to improvement in the underlying underwriting margin. In our annuity segment, assets under management increased 13% over prior year, and the interest spread finished the year better than expected, at 2%. For the life segment, earnings exceeded our expectations as a result of lower mortality losses. While somewhat moderated in the fourth quarter, overall full year sales of Horace Mann products increased compared to 2012.”

“We are projecting full-year 2014 operating income of between $2.05 and $2.25 per diluted share,” said Zuraitis. “This estimate anticipates continued improvement in our underlying property and casualty combined ratio. While we expect continued favorable prior years’ reserve development, we anticipate it will be lower in 2014 than what we experienced in 2013. In addition, we expect a return to more normal levels of annuity deferred policy acquisition cost unlocking and life mortality.”

Property and Casualty Segment

The property and casualty segment recorded net income of $19.0 million for the current quarter compared to $14.5 million for the same period in 2012. The total property and casualty combined ratio of 87.4% was 5.0 percentage points lower than the fourth quarter of 2012. The underlying property and casualty combined ratio of 91.0% decreased 3.5 percentage points compared to the prior year quarter, primarily reflecting improvements in current accident year auto and property loss ratios. Pretax catastrophe losses in the current quarter of $2.9 million, or 2.1 points, were comparable to a year ago. Favorable prior years' reserve development of $8.1 million, or 5.7 points, was recorded in the fourth quarter, compared to $5.7 million, or 4.1 points, of favorable development recorded in the fourth quarter of 2012.

For the year, property and casualty net income of $44.4 million increased 20% compared to 2012, primarily due to a 2.7 point improvement in the loss ratio. The full year combined ratio and underlying combined ratio of 96.3% and 92.4%, respectively, improved 2.0 percentage points and 1.1 percentage points compared to 2012. This combined ratio improvement reflected a decrease in the underlying loss ratio, partially offset by an anticipated, modest increase in the expense ratio.

Total property and casualty written premiums of $141.8 million and $570.4 million increased 3% and 4% compared to the three and twelve months ended December 31, 2012, respectively, driven by increases in average premium per policy for both auto and property.

Horace Mann’s property and casualty sales decreased slightly compared to the fourth quarter of 2012 and increased 5% compared to full year 2012. Both auto and property new business increased for the full year. Policy retention continues to be strong with the auto policy retention rate for the current period at 85% and the property policy retention rate at 89%, both comparable to a year ago.

Annuity Segment

Annuity segment net income of $12.8 million and $44.7 million for the three and twelve months ended December 31, 2013, respectively, increased $1.7 million and $4.2 million compared to the same periods in 2012. The full year net interest spread of 199 basis points on fixed annuity assets was slightly better than the first nine months of 2013, but decreased 12 basis points compared to the prior year. This full year net interest spread compression was more than offset by the increase in fixed annuity assets under management, with the resulting net interest margin increasing 3% compared to 2012. The deferred policy acquisition costs unlocking in the current quarter had a $1.8 million pretax positive impact on annuity segment earnings compared to a $2.5 million pretax positive impact in the prior year. For the full years 2013 and 2012, unlocking had positive impacts of $3.7 million and $3.8 million, respectively. Total annuity accumulated account value of $5.4 billion increased 13% compared to December 31, 2012, and total cash value persistency remained consistent with the prior period at 94.9%.

For the three and twelve months ended December 31, 2013, annuity deposits of $106.2 million and $423.0 million decreased 7% and increased 1%, respectively, compared to the prior year periods, primarily due to variances in the amounts of single premium and rollover deposits received in the current periods. For both the quarter and full year, recurring deposit receipts exceeded the prior year amounts.

Annuity sales by Horace Mann’s agency force increased 7% compared to full year 2012, but did decline 6% in the fourth quarter. Annuity sales from the supplemental independent agent distribution channel declined 45% and 32% compared to the three and twelve months ended December 31, 2012, respectively. As a result, Horace Mann’s total annuity sales for the current quarter and year decreased 15% and 1%, respectively, compared to the prior year periods.

Life Segment

Life segment net income of $4.7 million and $20.4 million for the fourth quarter and full year decreased $1.0 million and $1.5 million, respectively, compared to the same periods in 2012. In 2013, mortality losses were more normalized for the fourth quarter, yet continued to be favorable compared to expected results for the full year.

Compared to the prior year periods, life segment insurance premiums and contract deposits of $27.4 million for the fourth quarter decreased 1%, but increased 2% to $100.8 million on a full year basis. Life persistency of 96% was comparable to 12 months earlier.

Full year Horace Mann life sales increased 33% compared to the prior year, including fourth quarter sales that were comparable to the prior year. The full year new business growth is consistent with the company’s strategic intent to significantly increase its underwritten, mortality-based business.

Investment Results

Total net investment income increased 4% and 2% compared to the three and twelve months ended December 31, 2012, respectively. Pretax net realized investment gains were $1.3 million and $22.2 million in the current quarter and full year, respectively.

Horace Mann’s net unrealized investment gains on fixed maturity and equity securities of $232.5 million at December 31, 2013 decreased 17% compared to the $281.3 million net unrealized gain at September 30, 2013, primarily due to the increase in interest rates during the current quarter. Net unrealized gains were $651.9 million at December 31, 2012.

Webcast Conference Call

Horace Mann’s senior management will discuss the company’s fourth quarter financial results with investors and analysts on February 5, 2014 at 9:30 a.m. Eastern Time. The conference call will be webcast live on the Internet at investors.horacemann.com and archived later in the day for replay.

Horace Mann -- the largest national multiline insurance company focusing on educators' financial needs -- provides auto and homeowners insurance, retirement annuities, life insurance and other financial solutions. Founded by Educators for Educators® in 1945, the company is headquartered in Springfield, Ill. For more information, visit www.horacemann.com.

Statements included in this news release that are not historical in nature are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995 and are subject to certain risks and uncertainties. Horace Mann is not under any obligation to (and expressly disclaims any such obligation to) update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Please refer to the company's Quarterly Report on Form 10-Q for the period ended September 30, 2013 and the company's past and future filings and reports filed with the Securities and Exchange Commission for information concerning the important factors that could cause actual results to differ materially from those in forward-looking statements. The information contained in this press release includes financial measures which are based on methodologies other than United States generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP measures to the closest GAAP measures are contained in the supplemental numerical pages of this release and additional descriptions of the non-GAAP measures are contained in the Glossary of Selected Terms included as an exhibit to the company’s SEC filings.

# # #

HORACE MANN EDUCATORS CORPORATION

Financial Highlights (Unaudited)

(Dollars in Millions, Except Per Share Data)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
EARNINGS SUMMARY

Net income	$34.3	$31.9	7.5%	$110.9	$103.9	6.7%
Net realized investment gains, after tax	0.9	4.0	-77.5%	14.4	17.6	-18.2%
Operating income (A)	33.4	27.9	19.7%	96.5	86.3	11.8%

Per diluted share:
Net income	$0.81	$0.77	5.2%	$2.66	$2.51	6.0%
Net realized investment gains, after tax	$0.02	$0.10	-80.0%	$0.34	$0.43	-20.9%
Operating income (A)	$0.79	$0.67	17.9%	$2.32	$2.08	11.5%

Weighted average number of shares
and equivalent shares (in millions) - Diluted	42.2	41.3	2.2%	41.6	41.4	0.5%

RETURN ON EQUITY

Net income return on equity (B)				9.6%	9.0%	N.M.
Operating income return on equity excluding the fair value
adjustment for investments (A) (C)				10.6%	10.5%	N.M.

FINANCIAL POSITION

Per share (D):
Book value				$27.14	$31.65	-14.2%
Effect of the fair value adjustment for investments (E)				$3.31	$9.72	-65.9%
Book value excluding the fair value adjustment for investments (A)				$23.83	$21.93	8.7%

Dividends paid	$0.195	$0.16	21.9%	$0.78	$0.55	41.8%

Ending number of shares outstanding (in millions) (D)				40.5	39.4	2.8%

Total assets				$8,826.7	$8,167.7	8.1%
Short-term debt				38.0	38.0	-
Long-term debt				199.9	199.8	0.1%
Total shareholders' equity				1,099.3	1,245.8	-11.8%

ADDITIONAL INFORMATION

Exclusive agencies (F)				654	624	4.8%
Employee agents (G)				105	136	-22.8%
Total				759	760	-0.1%

N.M. - Not meaningful.

(A)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). An explanation of these measures is contained in the Glossary of Selected Terms included as an exhibit in the Company's reports filed with the SEC.
(B)	Based on trailing 12-month net income and average quarter-end shareholders' equity.
(C)	Based on trailing 12-month operating income and average quarter-end shareholders' equity which has been adjusted to exclude the fair value adjustment for investments, net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(D)	Ending shares outstanding were 40,511,551 at December 31, 2013 and 39,367,862 at December 31, 2012.
(E)	Net of the related impact on deferred policy acquisition costs and the applicable deferred taxes.
(F)	Local Horace Mann agencies created and owned by independent contractors who have signed Exclusive Agent agreements with the Company ("Exclusive Agents"). Those agreements state that only the Company's products and limited additional third-party vendor products authorized by the Company will be marketed by the agencies. An independent contractor may sign multiple Exclusive Agent agreements with the Company and manage more than one Exclusive Agency.
(G)	Agents who have employee status with the Company and by contract market only the Company's products and limited additional third-party vendor products authorized by the Company.

HORACE MANN EDUCATORS CORPORATION

Statements of Operations and Supplemental Consolidated Data (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
STATEMENTS OF OPERATIONS

Insurance premiums and contract charges earned	$176.4	$170.8	3.3%	$690.9	$670.5	3.0%
Net investment income	80.4	77.3	4.0%	313.6	306.0	2.5%
Net realized investment gains	1.3	6.2	-79.0%	22.2	27.3	-18.7%
Other income	1.0	1.1	-9.1%	4.5	7.0	-35.7%

Total revenues	259.1	255.4	1.4%	1,031.2	1,010.8	2.0%

Benefits, claims and settlement expenses	102.1	103.3	-1.2%	448.3	448.2	-
Interest credited	43.5	41.8	4.1%	169.9	163.6	3.9%
Policy acquisition expenses amortized	20.6	19.0	8.4%	84.6	79.5	6.4%
Operating expenses	40.9	41.6	-1.7%	160.1	156.1	2.6%
Interest expense	3.5	3.5	-	14.2	14.2	-

Total benefits, losses and expenses	210.6	209.2	0.7%	877.1	861.6	1.8%

Income before income taxes	48.5	46.2	5.0%	154.1	149.2	3.3%
Income tax expense	14.2	14.3	-0.7%	43.2	45.3	-4.6%

Net income	$34.3	$31.9	7.5%	$110.9	$103.9	6.7%

PREMIUMS WRITTEN AND CONTRACT DEPOSITS

Property & Casualty
Automobile and property (voluntary)	$140.4	$135.8	3.4%	$566.7	$547.2	3.6%
Involuntary and other property & casualty	1.4	1.4	-	3.7	3.6	2.8%

Total Property & Casualty	141.8	137.2	3.4%	570.4	550.8	3.6%

Annuity deposits	106.2	114.7	-7.4%	423.0	417.6	1.3%

Life	27.4	27.6	-0.7%	100.8	99.3	1.5%

Total	$275.4	$279.5	-1.5%	$1,094.2	$1,067.7	2.5%

SEGMENT NET INCOME (LOSS)

Property & Casualty	$19.0	$14.5	31.0%	$44.4	$37.1	19.7%

Annuity	12.8	11.1	15.3%	44.7	40.5	10.4%

Life	4.7	5.7	-17.5%	20.4	21.9	-6.8%

Corporate and other (A)	(2.2)	0.6	N.M.	1.4	4.4	-68.2%

Net income	34.3	31.9	7.5%	110.9	103.9	6.7%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments. See detail for this segment on page 4.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
PROPERTY & CASUALTY

Premiums written	$141.8	$137.2	3.4%	$570.4	$550.8	3.6%
Premiums earned	143.7	138.8	3.5%	561.9	546.3	2.9%
Net investment income	9.3	9.6	-3.1%	36.2	36.8	-1.6%
Other income	-	-	-	0.2	1.5	-86.7%
Losses and loss adjustment expenses (LAE)	85.5	89.1	-4.0%	385.6	389.4	-1.0%
Operating expenses (includes policy
acquisition expenses amortized)	40.0	39.1	2.3%	155.5	147.3	5.6%
Income before tax	27.5	20.2	36.1%	57.2	47.9	19.4%
Net income	19.0	14.5	31.0%	44.4	37.1	19.7%

Net investment income, after tax	7.7	8.0	-3.8%	30.5	31.1	-1.9%

Catastrophe costs (A)
After tax	1.9	1.9	-	26.1	28.2	-7.4%
Before tax	2.9	2.8	3.6%	40.2	43.3	-7.2%

Prior years' reserves favorable (adverse)
development, before tax
Voluntary automobile	7.5	5.3	41.5%	17.2	14.4	19.4%
Total property	0.6	0.4	50.0%	0.8	2.8	-71.4%

Total	8.1	5.7	42.1%	18.0	17.2	4.7%

Operating statistics:
Loss and loss adjustment expense ratio	59.5%	64.2%	N.M.	68.6%	71.3%	N.M.
Expense ratio	27.9%	28.2%	N.M.	27.7%	27.0%	N.M.
Combined ratio	87.4%	92.4%	N.M.	96.3%	98.3%	N.M.

Effect on the combined ratio of:
Catastrophe costs (A)	2.1%	2.0%	N.M.	7.2%	8.0%	N.M.
Prior years' reserve development	-5.7%	-4.1%	N.M.	-3.3%	-3.2%	N.M.

Combined ratio excluding the effects of catastrophe
costs and prior years' reserve development
("underlying combined ratio") (B)	91.0%	94.5%	N.M.	92.4%	93.5%	N.M.

Policies in force (voluntary) (in thousands)				717	724	-1.0%
Automobile				482	487	-1.0%
Property				235	237	-0.8%

Policy renewal rate (voluntary) - 12 months
Automobile				84.8%	84.7%	N.M.
Property				89.0%	89.6%	N.M.

N.M. - Not meaningful.

(A)	Includes allocated loss adjustment expenses and, when applicable, catastrophe reinsurance reinstatement premiums. For the periods presented, there were no reinsurance reinstatement premiums.
(B)	These measures are not based on accounting principles generally accepted in the United States ("non-GAAP"). See footnote (A) on page 1 of these supplemental numerical pages.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
ANNUITY

Contract deposits	$106.2	$114.7	-7.4%	$423.0	$417.6	1.3%
Variable	34.6	30.0	15.3%	131.7	113.2	16.3%
Fixed	71.6	84.7	-15.5%	291.3	304.4	-4.3%
Contract charges earned	5.9	5.8	1.7%	22.6	21.8	3.7%
Net investment income	53.6	50.8	5.5%	208.4	200.8	3.8%
Interest credited	32.7	31.1	5.1%	127.0	121.4	4.6%
Net interest margin (without realized investment gains/losses)	20.9	19.7	6.1%	81.4	79.4	2.5%
Other income	0.7	0.3	133.3%	3.0	2.7	11.1%
Mortality loss and other reserve changes	(0.4)	(1.0)	-60.0%	(1.8)	(3.3)	-45.5%
Operating expenses (includes policy
acquisition expenses amortized)	9.8	9.2	6.5%	42.0	41.0	2.4%
Income before tax	17.3	15.6	10.9%	63.2	59.6	6.0%
Net income	12.8	11.1	15.3%	44.7	40.5	10.4%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$1.8	$2.5	-28.0%	$3.7	$3.8	-2.6%
Guaranteed minimum death benefit reserve	0.1	-	N.M.	0.2	0.2	-

Annuity contracts in force (in thousands)				195	189	3.2%
Accumulated account value on deposit / Assets under management				$5,365.2	$4,762.5	12.7%
Variable				1,748.0	1,398.3	25.0%
Fixed				3,617.2	3,364.2	7.5%
Annuity accumulated value retention - 12 months
Variable accumulations				94.0%	94.3%	N.M.
Fixed accumulations				95.2%	95.4%	N.M.

LIFE

Premiums and contract deposits	$27.4	$27.6	-0.7%	$100.8	$99.3	1.5%
Premiums and contract charges earned	26.8	26.2	2.3%	106.4	102.4	3.9%
Net investment income	17.7	17.2	2.9%	69.9	69.4	0.7%
Other income	0.3	0.6	-50.0%	1.3	2.6	-50.0%
Death benefits/mortality cost/change in reserves	16.2	13.2	22.7%	60.9	55.5	9.7%
Interest credited	10.8	10.7	0.9%	42.9	42.2	1.7%
Operating expenses (includes policy
acquisition expenses amortized)	10.8	11.3	-4.4%	42.5	42.5	-
Income before tax	7.0	8.8	-20.5%	31.3	34.2	-8.5%
Net income	4.7	5.7	-17.5%	20.4	21.9	-6.8%

Pretax income increase (decrease) due to
evaluation of:
Deferred policy acquisition costs	$-	$(0.5)	-100.0%	$(0.1)	$(0.8)	-87.5%

Life policies in force (in thousands)				200	202	-1.0%
Life insurance in force				$15,104	$14,632	3.2%
Lapse ratio - 12 months
(Ordinary life insurance)				4.4%	4.2%	N.M.

CORPORATE AND OTHER (A)

Components of income (loss) before tax:
Net realized investment gains	$1.3	$6.2	-79.0%	$22.2	$27.3	-18.7%
Interest expense	(3.5)	(3.5)	-	(14.2)	(14.2)	-
Other operating expenses, net investment income
and other income	(1.1)	(1.1)	-	(5.6)	(5.6)	-
Income (loss) before tax	(3.3)	1.6	N.M.	2.4	7.5	-68.0%
Net income (loss)	(2.2)	0.6	N.M.	1.4	4.4	-68.2%

N.M. - Not meaningful.

(A)	The Corporate and Other segment includes interest expense on debt and the impact of realized investment gains and losses and other corporate level items. The Company does not allocate the impact of corporate level transactions to the insurance segments consistent with how management evaluates the results of those segments.

HORACE MANN EDUCATORS CORPORATION

Supplemental Business Segment Overview (Unaudited)

(Dollars in Millions)

	Three Months Ended			Year Ended
	December 31,			December 31,
	2013	2012	% Change	2013	2012	% Change
INVESTMENTS

Annuity and Life
Fixed maturities, at fair value (amortized
cost 2013, $5,023.2; 2012, $4,543.3)				$5,243.3	$5,129.9	2.2%
Equity securities, at fair value
(cost 2013, $35.5; 2012, $6.6)				32.4	6.5	N.M.
Short-term investments				152.9	49.3	210.1%
Short-term investments, securities
lending collateral				-	-	-
Policy loans				140.6	135.0	4.1%
Other investments				59.9	53.8	11.3%
Total Annuity and Life investments				5,629.1	5,374.5	4.7%

Property & Casualty
Fixed maturities, at fair value (amortized
cost 2013, $761.0; 2012, $768.1)				766.3	832.3	-7.9%
Equity securities, at fair value
(cost 2013, $49.3; 2012, $45.8)				59.5	47.0	26.6%
Short-term investments				13.6	8.9	52.8%
Short-term investments, securities
lending collateral				-	-	-
Other investments				30.7	-	N.M.
Total Property & Casualty investments				870.1	888.2	-2.0%

Corporate investments				40.3	29.4	37.1%

Total investments				6,539.5	6,292.1	3.9%

Net investment income
Before tax	$80.4	$77.3	4.0%	$313.6	$306.0	2.5%
After tax	53.9	52.0	3.7%	210.8	206.1	2.3%

Net realized investment gains
Before tax	$1.3	$6.2	-79.0%	$22.2	$27.3	-18.7%
After tax	0.9	4.0	-77.5%	14.4	17.6	-18.2%
Per share, diluted	$0.02	$0.10	-80.0%	$0.34	$0.43	-20.9%

N.M. - Not meaningful.

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